Exhibit 10.37

Execution Copy

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), made and entered into as of March 2, 2012, is by and between Universal Electronics Inc., a Delaware corporation (the “Borrower”), and U.S. Bank National Association, a national banking association (the “Bank”).

RECITALS

1. The Bank and the Borrower entered into an Amended and Restated Credit Agreement dated as of November 1, 2010, as amended by a First Amendment to Credit Agreement dated as of October 26, 2011 (the “Credit Agreement”); and

2. The Borrower desires to amend certain provisions of the Credit Agreement, and the Bank has agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1. Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires.

Section 2. Amendments. The Credit Agreement is hereby amended as follows:

2.1 The following new Sections 2.21 and 2.22 are added:

Section 2.21 Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline, or directive (whether or not having the force of law), or any change in the interpretation, promulgation, implementation, or administration thereof by any governmental or quasi-governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof including, notwithstanding the foregoing, all requests, rules, guidelines or directives in connection with Dodd-Frank Wall Street Reform and Consumer Protection Act regardless of the date enacted, adopted, or issued, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency:

(a) subjects any the Bank to any taxes, or changes the basis of taxation of payments (other than with respect to taxes imposed on its overall net income and franchise taxes imposed on it in lieu of net income taxes) to the Bank in respect of the Loans or participations therein, or

(b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit, or similar requirement against assets of deposits with or for the account of, or credit extended by, the Bank (other than reserves and assessments taken into account in determining the interest rate applicable to the Loans), or

(c) imposes any other condition the result of which is to increase the cost to the Bank of maintaining the Loans, or reduces any amount receivable by the Bank in connection with the Loans or participations therein, or requires the Bank to make any payment calculated by reference to the amount of the Loans or participations therein held or interest received by it, by an amount deemed material by the Bank, and the result of any of the foregoing is to increase the cost to the Bank of maintaining the Loans or to reduce the return received by the Bank in connection with the Loans or participations therein, then, within 15 days after demand by the Bank, the Borrower shall pay the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction in amount received.

Section 2.22 Changes in Capital Adequacy Regulations. If the Bank determines the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank is increased as a result of a Change, then, within 15 days after demand by the Bank, the Borrower shall pay the Bank the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital that the Bank determines is attributable to this Agreement, its outstanding credit exposure or the Loans (after taking into account the Bank’s policies as to capital adequacy). “Change” means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation, or administration thereof after the date of this Agreement that affects the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank. Notwithstanding the foregoing, for purposes of this Agreement, all requests, rules, guidelines, or directives in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act shall be deemed to be a Change regardless of the date enacted, adopted, or issued and all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States financial regulatory authorities shall be deemed to be a Change regardless of the date adopted, issued, promulgated, or implemented. “Risk-Based Capital Guidelines” means (x) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (y) the corresponding capital regulations promulgated by regulatory authorities outside the United States including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

2.2 Section 6.16 of the Credit Agreement is amended and restated in its entirety as follows:

Section 6.16 Quick Ratio. The Borrower shall not permit the Quick Ratio, as of the end of each fiscal quarter beginning with the fiscal quarter ending December 31, 2011, to be less than 0.80 to 1.0.

Section 3. Effectiveness of Amendments. The amendments in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

3.1 This Amendment duly executed by the Borrower.

3.2 The Borrower shall have satisfied such other conditions as specified by the Bank, including payment of all unpaid legal fees and expenses incurred by the Bank through the date of this Amendment in connection with the Credit Agreement and this Amendment.

Section 4. Representations, Warranties, Authority, No Adverse Claim.

4.1 Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties in the Credit Agreement are true, correct, and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date that the Bank has not waived.

4.2 Authority, No Conflict, No Consent Required, Enforceability. The Borrower represents and warrants that it has the power, legal right, and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of this Amendment and any other agreements and documents executed and delivered by the Borrower in connection herewith by proper corporate action, and neither this Amendment nor the agreements herein contravenes or constitutes a default under any agreement, instrument, or indenture to which the Borrower is a party or a signatory, any provision of the Borrower’s articles of incorporation or bylaws, or any other agreement or requirement of law, or results in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Bank. The Borrower represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of this Amendment or other agreements and documents executed and delivered by the Borrower in connection herewith or the performance of obligations of the Borrower herein described, except for those that the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Bank. The Borrower represents and warrants that this Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

4.3 No Adverse Claim. The Borrower warrants, acknowledges, and agrees that no events have taken place and no circumstances exist at the date hereof that would give the Borrower a basis to assert a defense, offset, or counterclaim to any claim of the Bank with respect to the Obligations.

Section 5. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Bank and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, and each of the other Loan Documents are hereby ratified and confirmed in all respects and all terms, conditions, and provisions of the Credit Agreement, except as amended by this Amendment, and each of the other Loan Documents shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended to refer to the Credit Agreement as amended by this Amendment and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants, and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the Obligations are hereby ratified and affirmed in all respects by the Borrower.

Section 6. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof and thereof.

Section 7. Severability. Whenever possible, each provision of this Amendment and any other statement, instrument, or transaction contemplated hereby or relating hereto shall be interpreted so as to be effective, valid, and enforceable under the applicable law of any jurisdiction, but if any provision of this Amendment or any other statement, instrument, or transaction contemplated hereby or relating hereto is held to be prohibited, invalid, or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity, or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument, or transaction contemplated hereby or relating hereto in such jurisdiction, or affecting the effectiveness, validity, or enforceability of such provision in any other jurisdiction.

Section 8. Successors. This Amendment shall be binding upon the Borrower, the Bank, and their respective successors and assigns and shall inure to the benefit of the Borrower, the Bank, and the Bank’s successors and assigns.

Section 9. Legal Expenses. The Borrower shall pay or reimburse the Bank, upon execution of this Amendment, for all reasonable out-of-pocket expenses paid or incurred by the Bank, including filing and recording costs and fees, charges and disbursements of outside counsel to the Bank, and the allocated costs of in-house counsel incurred from time to time, in connection with the Credit Agreement, including in connection with the negotiation, preparation, execution, collection, and enforcement of this Amendment and all other documents negotiated, prepared, and executed in connection herewith, and in enforcing the obligations of the Borrower under this Amendment, and to pay and save the Bank harmless from all liability for any stamp or other taxes that may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.

Section 10. Headings. The headings of various sections of this Amendment are for reference only and shall not be deemed to be a part of this Amendment.

Section 11. Counterparts. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document.

Section 12. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES, AND THEIR AFFILIATES.

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

BORROWER:
UNIVERSAL ELECTRONICS INC.

By:
Name:
Title:
BANK:
U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title: